EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Wolverine World Wide, Inc. 1994 Directors' Stock Option Plan of our report dated February 14, 1994, with respect to the consolidated financial statements and schedules of Wolverine World Wide, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended January 1, 1994, filed with the Securities and Ex-change Commission.





Grand Rapids, Michigan                       By /s/ Ernst & Young LLP
August 18, 1994                                 Ernst & Young LLP